UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): December 4, 2018

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 750 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code         972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

On December 4, 2018, New Concept Energy, Inc., a Nevada corporation (the “Company” or “Registrant” or the “Issuer”), issued share certificates for 3,000,000 shares of Common Stock to Realty Advisors, Inc., a Nevada corporation (the “Investor” or “RAI”). Such 3,000,000 shares of Common Stock were issued pursuant to a Subscription Agreement and Letter of Investment Intent, dated May 22, 2018 (the “Subscription Agreement”), which issuance was approved by the stockholders of the Company at a meeting held on October 10, 2018, following the solicitation of proxies pursuant to a Notice of Annual Meeting and related Proxy Statement, each dated September 4, 2018, distributed in accordance with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and following approval by the NYSE American on October 29, 2018. The 3,000,000 shares of Common Stock of the Company were issued without registration, based upon the exemption afforded by Section 4(2) of the Securities Act of 1933, as amended.

The Company received a total of $4,500,000 in cash ($1.50 per share), which increased the capital stock account of the Company. The Company expects to utilize the net proceeds from the sale to pay for existing trade payables and current liabilities from the Company’s activities during 2018 and to fund the first development well in a four-well package at an estimated cost of $370,000 per well. The balance of funds is expected to be utilized in the future to pay for possible future acquisitions and/or drilling of development wells on acreage held by the Company and its subsidiaries. In the interim, the Company expects to invest such net proceeds and hold same as working capital for the Company. See also Item 3.02 of Registrant’s Current Report on Form 8-K for event of October 10, 2018.

Section 5 – Corporate Governance and Management

Item 5.01. Changes in Control of the Company

At the time of consummation of the transaction described in Item 3.02 above involving the issuance of 3,000,000 newly issued shares of Common Stock, RAI held 60,000 shares of Common Stock of the Company, which increased the ownership held by RAI to 3,060,000 shares out of the new total outstanding of 5,131,935 shares of Common Stock, which resulted in the technical change of control of the Company, as RAI now controls approximately 59.6% of the outstanding shares of the Company.

No arrangement or understandings among members of any prior group in control of the Company and RAI presently exist with respect to election of directors or any other matter. RAI has advised that there are no arrangements, including any pledge by any person of securities of the Registrant, which may, at a subsequent date, result in a future change in control of the Registrant.

See also Item 5.01 included in Registrant’s Current Report on Form 8-K for event of October 10, 2018, and see Schedule 13D for event occurring May 22, 2018, filed on behalf of RAI with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 5, 2018

NEW CONCEPT ENERGY, INC.

By:	/s/ Gene S. Bertcher
Gene S. Bertcher
Chairman of the Board, President, Chief
Executive Officer and Chief Financial Officer